Exhibit 1.1

UNIVERSAL HEALTH SERVICES, INC.

$600,000,000 5.500% Senior Secured Notes due 2031

$500,000,000 6.000% Senior Secured Notes due 2036

Underwriting Agreement

August 11, 2026

J.P. Morgan Securities LLC

BofA Securities, Inc.

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

 As Representatives of the

 several Underwriters listed

 in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, NY 10001

c/o U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, NC 28202

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

Universal Health Services, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives

(the “Representatives”), $600,000,000 aggregate principal amount of its 5.500% Senior Secured Notes due 2031 (the “2031 Notes”) and $500,000,000 aggregate principal amount of its 6.000% Senior Secured Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of September 26, 2024 (the “Base Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Subsidiary Guarantors”), U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”), as supplemented and amended by a Supplemental Indenture to be dated as of August 20, 2026 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent, and will be guaranteed on a senior secured basis by each of the Subsidiary Guarantors (the “Guarantees”).

The Company and the Subsidiary Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-282135), including a prospectus, relating to the Securities, and has filed Post-Effective Amendment No. 1 thereto (the “Post-Effective Amendment”) with the Commission for the purpose of adding specified subsidiaries as additional co-registrants with respect to their guarantees of the Securities. Such registration statement, as amended by the Post-Effective Amendment and as otherwise amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; provided, however, that the term “Registration Statement” shall not include any prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating to any offering of securities pursuant to the Registration Statement other than the Securities; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, in each case to the extent relating to the Securities, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein; provided, further, that no prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating to any offering completed prior to the date of this Agreement shall constitute an amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus for any purpose of this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company shall have prepared (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated August 10, 2026, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

The Company intends to use the proceeds of the offering to repay at maturity in September 2026 the Company’s 1.650% senior secured notes due 2026 (the “Existing 2026 Notes”) and amounts outstanding under our current revolving loan facility, and for general corporate purposes. Until we use the proceeds of this offering to repay the Existing 2026 Notes at maturity, we will invest any proceeds not used to repay amounts outstanding under the revolving credit facility in short-term interest-bearing investments.

The Securities and the guarantees granted by the Subsidiary Guarantors will be secured by first-priority liens, subject to Permitted Liens (as defined below), on certain of the Company’s and the Subsidiary Guarantors’ assets now owned or acquired in the future by the Company and the Subsidiary Guarantors, other than (a) the Company’s real property, (b) accounts receivable sold pursuant to a Company receivables facility as permitted by the senior secured credit facilities outstanding under its Credit Agreement, dated as of November 15, 2010 and amended and restated as of September 12, 2012, August 7, 2014, October 23, 2018, August 24, 2021, June 23, 2022, September 26, 2024, April 22, 2026 and July 20, 2026, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and certain other parties thereto (collectively, the “Senior Credit Facilities”), and (c) certain other excluded assets as described in the Indenture and the Collateral Documents (as defined below) (the “Collateral”). The Collateral will also secure on a first-priority basis the Senior Credit Facilities and the $700,000,000 principal amount of the Existing 2026 Notes, the $500,000,000 principal amount of 4.625% Senior Secured Notes due 2029, the $800,000,000 principal amount of 2.650% senior secured notes due 2030, the $500,000,000 principal amount of 2.650% senior secured notes due 2032, and the $500,000,000 principal amount of 5.050% Senior Secured Notes due 2034 (collectively, the “Existing Secured Notes”). The Collateral shall be described in: (a) with respect to personal property that constitutes Collateral, the Amended and Restated Collateral Agreement, dated as of August 7, 2014, entered into by the Company, the Subsidiary Guarantors and the Collateral Agent (as amended, restated, amended and restated, modified and/or supplemented to the date hereof, the “Base Security Agreement”) and the Additional Authorized Representative Joinder Agreement, to be dated as of the Closing Date (as defined below), to be entered into by the Company, the Subsidiary Guarantors, the Collateral Agent, the Existing Authorized Representatives (as defined therein) and the Trustee as an Additional Authorized Representative (the “Joinder” and, together with the Base Security Agreement, the “Security Agreement”); and (b) with respect to the grants of security interests in registrations and/or applications for trademarks, patents and copyrights (and exclusive licenses in any of the foregoing), in the Security Agreement or, respectively, the Grant of Security Interest in Trademark Rights, dated as of August 7, 2014, entered into by UHS of Delaware, Inc., Ascend Health Corporation and the Collateral Agent, the Grants of Security Interest in Trademark Rights, dated as of June 3, 2016, October 31, 2018 and September 21, 2020, entered into by UHS of Delaware, Inc. and the Collateral Agent, and the Supplemental Grants of Security Interest in Trademark Rights, dated as of August 24, 2021, June 23, 2022 and September 26, 2024, entered into by UHS of Delaware, Inc. and the Collateral Agent (collectively, the “Trademark Security Agreements”), the Grant of Security Interest in Copyright Rights, dated as of August 7, 2014, entered into by UHS of Delaware, Inc., the Company, Horizon Mental Health Management, LLC and the Collateral Agent, the Grant of Security Interest in Copyright Rights, dated as of June 3, 2016, entered into by UHS of Delaware, Inc., the Company, Horizon Mental Health Management, LLC and the Collateral Agent, the Grant of Security Interest in Copyright Rights, dated as of September 21, 2020, entered into by UHS of Delaware, Inc. and the Collateral Agent and the Grant of Security Interest in Copyright Rights, dated as of December 4, 2020, entered into by UHS of Delaware, Inc., UHP, LP, Horizon Mental Health Management, LLC and the Collateral Agent (collectively, the “Copyright Security Agreements”) or any Patent Security Agreement (the “Patent Security Agreement”), each, if necessary, to be amended, amended and restated or supplemented as of the Closing Date (the Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreement, together with any amendments, amendments and restatements or supplements thereof, collectively, the “Intellectual Property Security Agreements”), each delivered or to be delivered to the Collateral Agent, granting a first-priority security interest in the Collateral, subject to Permitted Liens, to the Collateral Agent for the benefit of the First Lien Secured Parties (as defined in the Collateral Documents). The term “Collateral Documents,” as used herein, shall mean the Security Agreement and any Intellectual Property Security Agreement. The issuance and sale of the Securities, the issuance of the Guarantees, the execution and delivery of the Supplemental Indenture and the Collateral Documents are referred to collectively as the “Transactions.”

2. Purchase and Sale of the Securities.

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.337% of the principal amount thereof in the case of the 2031 Notes and at a price equal to 98.709% of the principal amount thereof in the case of the 2036 Notes plus, in each case, accrued interest, if any, from August 20, 2026 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on August 20, 2026, or at such other time or place on the same or such other date, not later than the tenth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities of each series (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and the Subsidiary Guarantors jointly and severally acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Subsidiary Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Subsidiary Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Subsidiary Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Subsidiary Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the Underwriters shall have any responsibility or liability to the Company or the Subsidiary Guarantors with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Subsidiary Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Subsidiary Guarantors, as the case may be, or any other person.

3. Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Subsidiary Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company and the Subsidiary Guarantors (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Subsidiary Guarantors or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Subsidiary Guarantors in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the Company’s regular quarterly dividend and distributions by joint ventures of the Company in the ordinary course of business), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own their properties and conduct their business as described in the Time of Sale Information and the Prospectus, and have been duly qualified as foreign companies or corporations, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification, except where the failure to be so qualified, or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, stockholder’s equity or results of operations or prospects of the Company and its subsidiaries taken as a whole, or on the performance by the Company and the Subsidiary Guarantors of their obligations under this Agreement, the Securities, the Guarantees and the Collateral Documents (a “Material Adverse Effect”). The Subsidiary Guarantors set forth on Schedule 2 hereto represent all of the Company’s direct and indirect material subsidiaries, except to the extent any such direct or indirect material subsidiaries are not required to be Subsidiary Guarantors under the terms of the Senior Credit Facilities.

(i) Capitalization. The Company had, as of the date specified, the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (other than capital stock or other equity interests of the holders of minority interests in joint ventures of the Company), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than the lien on capital stock or other equity interests of any subsidiary of the Company securing the Senior Credit Facilities and the Existing Secured Notes).

(j) Due Authorization. The Company and each of the Subsidiary Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Guarantees, the Indenture and the Collateral Documents (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby by the Company and the Subsidiary Guarantors has been duly and validly taken.

(k) The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors; and the Supplemental Indenture has been duly authorized by the Company and each of the Subsidiary Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and on the Closing Date, the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act.

(l) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; the Guarantees have been duly authorized by each of the Subsidiary Guarantors; and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Subsidiary Guarantors enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

(n) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, to the knowledge of the Company and its subsidiaries, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, reproductive health, consumer health, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses, disclosures or acquisitions of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, disclosure, access, acquisition, misappropriation or modification.

(o) Collateral Documents. Each of the Collateral Documents has been duly authorized by the Company and each of the Subsidiary Guarantors, to the extent a party thereto, and on the Closing Date, each of the Collateral Documents will be duly executed and delivered by the Company and each of the Subsidiary Guarantors, to the extent a party thereto, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors, to the extent a party thereto, enforceable against the Company and each of the Subsidiary Guarantors, to the extent a party thereto, in accordance with its terms, subject to the Enforceability Exceptions.

(p) Descriptions of the Transaction Documents; Collateral. Each Transaction Document conforms or will conform as of the Closing Date in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus. The Collateral conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(q) Collateral Documents, Financing Statements and Collateral. After giving effect to the consummation of the Transactions:

(i)

Upon execution and delivery, the Security Agreement and any of the Intellectual Property Security Agreements will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral;

(ii)

Upon due and timely filing and/or recording of the financing statements and Intellectual Property Security Agreements, as applicable, with respect to the Collateral, the security interests granted thereby constitute or will constitute valid, perfected first-priority liens and security interests in the Collateral, to the extent such security interests can be perfected by the filing and/or recording, as applicable, of financing statements and Intellectual Property Security Agreements for the benefit of the First Lien Secured Parties, and such security interests are or will be enforceable in accordance with the terms contained therein against all creditors of any grantor and subject only to liens expressly permitted to be incurred or exist on the Collateral under the Indenture (“Permitted Liens”); and

(iii)

The Company and the Subsidiary Guarantors own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than the Permitted Liens.

(r) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) No Conflicts. The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party (including, but not limited to, the filing of any applicable financing statements pursuant to the Security Agreement and the filing of any Intellectual Property Security Agreements), the issuance and sale of the Securities, the issuance of the Guarantees, the grant and perfection of liens and security interests in the Collateral pursuant to the Security Agreement and any Intellectual Property Security Agreements and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject (other than any lien or encumbrance created or imposed pursuant to the Collateral Documents or the collateral documents relating to the Senior Credit Facilities and the Existing Secured Notes), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party (including, but not limited to, the filing of any applicable financing statements pursuant to the Security Agreement or the filing of any Intellectual Property Security Agreements), the issuance and sale of the Securities and the issuance of the Guarantees, as of the date hereof, the grant and perfection of liens and security interests in the Collateral pursuant to the Security Agreement and the Intellectual Property Security Agreements and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantees under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) the perfection of the Collateral Agent’s security interests granted pursuant to the Security Agreement, any Intellectual Property Security Agreements and the financing statements related thereto and (iv) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(u) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and each of the Subsidiary Guarantors, contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(v) Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for Permitted Liens and those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) secure the Senior Credit Facilities and the Existing Secured Notes.

(x) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and applications for all of the foregoing, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the conduct of their respective businesses; and the conduct of their respective businesses does not and will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others which claims, if asserted and determined adversely to the Company or any of its subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, such rights of the Company and their subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

(y) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(z) Investment Company Act. Neither the Company nor any of the Subsidiary Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except to the extent that extensions have been duly filed with respect thereto or taxes are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(bb) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc) No Labor Disputes. (i) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of the Subsidiary Guarantors, is contemplated or threatened, and (ii) none of the Company or any Subsidiary Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, contractors or customers, except, in the case of clause (i) or (ii), as would not have a Material Adverse Effect.

(dd) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ee) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, or any member of the “Controlled Group” (defined as any organization which, along with the Company, is treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability, including, without limitation, any multiemployer plan within the meaning of Section 3(37) of ERISA (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no such Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA has failed to satisfy the “minimum funding standards” within the meaning of Section 412 of the Code, whether or not waived; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) for which notice has not been waived pursuant to Section 4043 of ERISA has occurred or is reasonably expected to occur; and (vi) none of the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan.

(ff) Governmental Licenses. Except as described in each of the Registration Statement, Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries possess all required permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare, Medicaid, TRICARE programs and other governmental healthcare programs in which they participate), accreditations (including, without limitation, accreditation by The Joint Commission) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all required declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies and accreditation organizations necessary to conduct the business now operated by them (including, without limitation,

Government Licenses as are required (a) under such federal and state healthcare laws as are applicable to the Company and its subsidiaries and (b) with respect to those facilities operated by the Company or any of its subsidiaries that participate in the Medicare, Medicaid and/or TRICARE programs, to receive reimbursement thereunder), except where the failure to possess such Governmental Licenses or to make such declarations and filings would have no Material Adverse Effect; (ii) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not have a Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect and (iv) none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. All of the acute care hospitals, behavioral healthcare facilities and other facilities operated by the Company or any of its subsidiaries are “providers” (as defined in the Social Security Act and the regulations promulgated thereunder (collectively, “SSA”)), and all ambulatory surgery centers, diagnostic and imaging centers, radiation and oncology centers and other healthcare operations operated by the Company, the Subsidiary Guarantors or any of their respective subsidiaries are “suppliers,” as defined in the SSA, and all such providers of services and suppliers are eligible to participate in the Medicare, Medicaid and TRICARE programs. For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the SSA that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the SSA that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees and their dependents, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

(gg) Accounts Receivable. The accounts receivable of the Company and its subsidiaries have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third-party payors do not materially exceed amounts the Company and its subsidiaries are entitled to receive, except as described in both the Time of Sale Information and the Prospectus.

(hh) Prohibited Activities. Except as described in both the Time of Sale Information and the Prospectus, none of the Company, their respective subsidiaries or, to the knowledge of the Company, any officers, directors, stockholders, members, employees or other agents of the Company or any of its subsidiaries or any of the hospitals operated by them has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, including, but not limited to, 42 U.S.C. Section 1320a-7 (Program Exclusion), Section 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), Sections 1395nn and 1396b

(the “Stark” law, prohibiting certain self-referrals), the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Sections 3729-32, Federal Criminal False Claims Act, 18 U.S.C. Sections 286 and 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, the Inflation Reduction Act, or the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191), as amended, including as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any laws or regulations regarding surprise billing and price transparency or rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any other item or service for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties), or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties); (v) referring an individual to a person with which it has ownership or certain other financial arrangements or billing Medicare or Medicaid or any beneficiary of such program or other person for any designated health service or other item or service (where applicable federal law prohibits such referrals); (vi) knowingly and willfully presenting or causing to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent; (vii) violating any corporate integrity agreement or other agreement with any government agency (including, without limitation, the United States Department of Justice (“DOJ”) and the Office of Inspector General of the United States Department of Health and Human Services (“OIG”); and (viii) violating any enforcement initiative instituted by any governmental agency (including, without limitation, the OIG and the DOJ), except, in each case set forth in this paragraph, for any such activities which would not have a Material Adverse Effect.

(ii) Disclosure Controls. The Company and its subsidiaries each maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that material information relating to the Company and its subsidiaries required to be disclosed by the

Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(jj) Accounting Controls. The Company and its subsidiaries each maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no identified material weaknesses or significant deficiencies in the Company’s internal controls.

(kk) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ll) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company and each of the Subsidiary Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the

OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Subsidiary Guarantors, threatened.

(nn) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company or any of the Subsidiary Guarantors, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Subsidiary Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson, the Zaporizhzhia, and the Crimea Regions of Ukraine, Cuba, Iran, North Korea and Syria (with respect to Syria, prior to July 1, 2025) (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) Solvency. On and immediately after the Closing Date, the Company and the Subsidiary Guarantors (after giving effect to the issuance and sale of the Securities and the issuance of the Guarantees and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Subsidiary Guarantors is not less than the total amount required to pay the liabilities of the Company and the Subsidiary Guarantors on their combined total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Subsidiary Guarantors are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantees as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Subsidiary Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Company and the Subsidiary Guarantors are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and the Subsidiary Guarantors are engaged; and (v) the Company and the Subsidiary Guarantors are not defendants in any civil action that would result in a judgment that the Company and the Subsidiary Guarantors are or would become unable to satisfy.

(pp) No Restrictions on Subsidiaries. No subsidiary of the Company is or would be currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as contained in (i) the Senior Credit Facilities, (ii) the Existing Secured Notes, (iii) the Indenture, (iv) the Security Agreement, (v) certain joint venture agreements entered into by subsidiaries of the Company that are not Subsidiary Guarantors or guarantors of the Senior Credit Facilities, and (vi) other debt of the Company as described in “Description of other indebtedness—Other UHS debt” in the Registration Statement, the Time of Sale Information and the Prospectus.

(qq) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(rr) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ss) No Stabilization. Neither the Company nor any of the Subsidiary Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(tt) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv) Statistical and Market Data. Nothing has come to the attention of the Company and the Subsidiary Guarantors that has caused the Company and the Subsidiary Guarantors to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(ww) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx) Status Under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid or will pay the registration fee for this offering pursuant to Rule 457 under the Securities Act.

4. Further Agreements of the Company and the Subsidiary Guarantors. The Company and each of the Subsidiary Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Subsidiary Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that none of the Company nor any of the Subsidiary Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Company and each of the Subsidiary Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Subsidiary Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. None of the Company nor any of the Subsidiary Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Perfection of Security Interests. The Company and each Subsidiary Guarantor (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Subsidiary Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and the Subsidiary Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Subsidiary Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate or certificates of the chief executive officer and the chief financial officer of the Company and a senior officer of each Subsidiary Guarantor who has specific knowledge of such Subsidiary Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Subsidiary Guarantors in this Agreement are true and correct and that the Company and the Subsidiary Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Norton Rose Fulbright US LLP, counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h) Opinion of the General Counsel. Matthew D. Klein, Senior Vice President and General Counsel to the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(i) Opinion of the Local Counsel. Childs Watson, PLLC, counsel for the Company and the Subsidiary Guarantors in the State of Nevada, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence as of a then recent date of the good standing (or similar status) of the Company and the Subsidiary Guarantors in their respective jurisdictions of organization and their good standing (or similar status) in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions, except where the appropriate governmental authority of an applicable jurisdiction does not furnish such evidence or where the failure to be in good standing would not, individually or in the aggregate, have a material impact on the Company.

(m) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n) CFO Certificate. The Underwriters shall have received on the date of this Agreement and on the Closing Date certificates of the chief financial officer of the Company, in form and substance satisfactory to the Representatives, with respect to certain financial data contained in each of the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.

(o) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, each of the Subsidiary Guarantors, the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(p) Lien Searches. The Representatives shall have received the results of a recent lien search in each of the jurisdictions where assets of the Company and the Subsidiary Guarantors are located (for purposes of the New York UCC) and any jurisdictions in which valid filings with respect to such assets of the Company and the Subsidiary Guarantors may be in effect, and such search shall reveal no liens on any of the assets of the Company and the Subsidiary Guarantors or their respective subsidiaries except for Permitted Liens.

(q) Security Agreement and Intellectual Property Security Agreements. The Underwriters shall have received conformed counterparts of the Security Agreement and each of the Intellectual Property Security Agreements that shall have been executed and delivered by duly authorized officers of each party thereto, in form and substance reasonably satisfactory to the Representatives.

(r) Filings, Registration and Recordings. Except as otherwise contemplated by any Intellectual Property Security Agreements and the Security Agreement, each document (including any Uniform Commercial Code financing statement and any Intellectual Property Security Agreements) required by such Intellectual Property Security Agreements and the Security Agreement, or under law or reasonably requested by the Representatives, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, including filings, if applicable, in the U.S. Patent and Trademark Office and the U.S. Copyright Office in order to create in favor of the Collateral Agent for the benefit of the First Lien Secured Parties, a perfected first-priority lien and security interest in the Collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed if applicable, and in proper form for filing, registration or recordation.

(s) Certificated Securities. On the Closing Date, the Collateral Agent shall have received all certificated securities and blank, undated stock powers for each of the applicable Subsidiary Guarantors as set forth in the Security Agreement.

(t) Transactions. Concurrently with or prior to the Closing Date, the Transactions shall have been consummated in a manner consistent in all material respects with the descriptions thereof in the Registration Statement, Time of Sale Information and the Prospectus.

(u) Additional Documents. On or prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company and the Subsidiary Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Subsidiary Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the fifth paragraph, the ninth paragraph and the eleventh paragraph, in each case, found under the heading “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company, the Subsidiary Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Subsidiary Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Subsidiary Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, any of the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Subsidiary Guarantors, except that the Company and each of the Subsidiary Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Subsidiary Guarantors or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Subsidiary Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Subsidiary Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of counsel to the Underwriters for all periods prior to and after the Closing Date); (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Subsidiary Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Subsidiary Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Subsidiary Guarantors or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk—3rd Floor, Facsimile: (212) 834-6081; c/o BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036 (fax: 212-901-7881), Attention: High Grade Debt Capital Markets Transaction Management/Legal; c/o Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001 (fax: 404-926-9027); Attention: Investment Grade Debt Capital Markets; c/o U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: Debt Capital Markets, (facsimile/fax: 877-774-3462); c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Facsimile No. (704) 410-0325

(with such facsimile to be confirmed by telephone to (704) 410-4792), Email: tmgcapitalmarkets@wellsfargo.com. Notices to the Company and the Subsidiary Guarantors shall be given to them at 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406-0958 (fax: (610) 382-4407), Attention: Chief Financial Officer. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

(c) Submission to Jurisdiction. The Company and each of the Subsidiary Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions. The Company and each of the Subsidiary Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each of the Subsidiary Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Subsidiary Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Subsidiary Guarantor, as applicable, is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the Transactions.

(e) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

UNIVERSAL HEALTH SERVICES, INC.

By	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Each of the Subsidiary Guarantors Listed on Schedule 2 hereto

By	/s/ Steve Filton
Name: Steve Filton
Title: Vice President

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

BOFA SECURITIES, INC.
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Sandeep Chawla
Name: Sandeep Chawla
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

TRUIST SECURITIES, INC.
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Rob Nordlinger
Name: Rob Nordlinger
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

U.S. BANCORP INVESTMENTS, INC.
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ William Carney
Name: William Carney
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

WELLS FARGO SECURITIES, LLC
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriters	Aggregate Principal Amount of 2031 Notes to be Purchased	Aggregate Principal Amount of 2036 Notes to be Purchased
J.P. Morgan Securities LLC	$118,500,000	$98,750,000
BofA Securities, Inc.	81,000,000	67,500,000
Truist Securities, Inc.	72,000,000	60,000,000
U.S. Bancorp Investments, Inc.	72,000,000	60,000,000
Wells Fargo Securities, LLC	72,000,000	60,000,000
Goldman Sachs & Co. LLC	36,000,000	30,000,000
NatWest Markets Securities Inc.	36,000,000	30,000,000
PNC Capital Markets LLC	36,000,000	30,000,000
TD Securities (USA) LLC	36,000,000	30,000,000
Fifth Third Securities, Inc.	13,500,000	11,250,000
KeyBanc Capital Markets Inc.	13,500,000	11,250,000
Mizuho Securities USA LLC	13,500,000	11,250,000
Total	$600,000,000	$500,000,000

[Signature Page to Underwriting Agreement]

Schedule 2

UHS Subsidiary Guarantors

	Entity Name	Jurisdiction of Formation
1.	ABS LINCS KY, LLC	Virginia

2.	ABS LINCS SC, Inc.	South Carolina

3.	Aiken Regional Medical Centers, LLC	South Carolina

4.	Alliance Health Center, Inc.	Mississippi

5.	Alternative Behavioral Services, Inc.	Virginia

6.	Ascend Health Corporation	Delaware

7.	Atlantic Shores Hospital, LLC	Delaware

8.	AZ Holding 4, LLC	Arizona

9.	Beach 77 LP	Delaware

10.	Behavioral Health Management, LLC	Delaware

11.	Behavioral Health Realty, LLC	Delaware

12.	Behavioral Healthcare LLC	Delaware

13.	Benchmark Behavioral Health System, Inc.	Utah

14.	BHC Alhambra Hospital, Inc.	Tennessee

15.	BHC Belmont Pines Hospital, Inc.	Tennessee

16.	BHC Fairfax Hospital, Inc.	Tennessee

17.	BHC Fox Run Hospital, Inc.	Tennessee

18.	BHC Fremont Hospital, Inc.	Tennessee

19.	BHC Health Services of Nevada, Inc.	Nevada

20.	BHC Heritage Oaks Hospital, Inc.	Tennessee

21.	BHC Holdings, Inc.	Delaware

22.	BHC Intermountain Hospital, Inc.	Tennessee

23.	BHC of Indiana, General Partnership	Tennessee

24.	BHC Mesilla Valley Hospital, LLC	Delaware

25.	BHC Montevista Hospital, Inc.	Nevada

26.	BHC Northwest Psychiatric Hospital, LLC	Delaware

27.	BHC Pinnacle Pointe Hospital, LLC	Tennessee

28.	BHC Properties, LLC	Tennessee

29.	BHC Sierra Vista Hospital, Inc.	Tennessee

30.	BHC Streamwood Hospital, Inc.	Tennessee

31.	Bloomington Meadows, General Partnership	Tennessee

32.	Brentwood Acquisition, Inc.	Tennessee

33.	Brentwood Acquisition-Shreveport, Inc.	Delaware

34.	Brynn Marr Hospital, Inc.	North Carolina

35.	Calvary Center, Inc.	Delaware

36.	Canyon Ridge Hospital, Inc.	California

37.	CAT Realty, LLC	Delaware

38.	CAT Seattle, LLC	Delaware

39.	CCS/Lansing, Inc.	Michigan

	Entity Name	Jurisdiction of Formation
40.	Cedar Springs Hospital, Inc.	Delaware

41.	Children’s Comprehensive Services, Inc.	Tennessee

42.	Columbus Hospital Partners, LLC	Tennessee

43.	Coral Shores Behavioral Health, LLC	Delaware

44.	Cumberland Hospital, LLC	Delaware

45.	Cumberland Hospital Partners, LLC	Delaware

46.	Del Amo Hospital, Inc.	California

47.	DHP 2131 K St, LLC	Delaware

48.	Diamond Grove Center, LLC	Delaware

49.	District Hospital Partners, L.P.	District of Columbia

50.	DVH Hospital Alliance LLC	Delaware

51.	Emerald Coast Behavioral Hospital, LLC	Delaware

52.	Fannin Management Services, LLC	Texas

53.	First Hospital Corporation of Virginia Beach	Virginia

54.	Fort Duncan Medical Center, L.P.	Delaware

55.	Forest View Psychiatric Hospital, Inc.	Michigan

56.	Fort Lauderdale Hospital, Inc.	Florida

57.	FRN, Inc.	Delaware

58.	Frontline Behavioral Health, Inc.	Delaware

59.	Frontline Hospital, LLC	Delaware

60.	Frontline Residential Treatment Center, LLC	Delaware

61.	Garfield Park Hospital, LLC	Illinois

62.	Great Plains Hospital, Inc.	Missouri

63.	Gulf Coast Treatment Center, Inc.	Florida

64.	Gulph Mills Associates, LLC	Pennsylvania

65.	H.C. Corporation	Alabama

66.	H.C. Partnership	Alabama

67.	Harbor Point Behavioral Health Center, Inc.	Virginia

68.	Havenwyck Hospital Inc.	Michigan

69.	HHC Augusta, Inc.	Georgia

70.	HHC Delaware, Inc.	Delaware

71.	HHC Indiana, Inc.	Indiana

72.	HHC Ohio, Inc.	Ohio

73.	HHC Pennsylvania, LLC	Delaware

74.	HHC Poplar Springs, LLC	Virginia

75.	HHC River Park, Inc.	West Virginia

76.	HHC South Carolina, Inc.	South Carolina

77.	HHC St. Simons, Inc.	Georgia

78.	Hickory Trail Hospital, L.P.	Delaware

79.	Holly Hill Hospital, LLC	Tennessee

80.	Horizon Health Austin, Inc.	Texas

81.	Horizon Health Corporation	Delaware

82.	Horizon Health Hospital Services, LLC	Delaware

	Entity Name	Jurisdiction of Formation
83.	Horizon Mental Health Management, LLC	Texas

84.	HSA Hill Crest Corporation	Alabama

85.	Hughes Center, LLC	Virginia

86.	Independence Physician Management, LLC	Delaware

87.	KEYS Group Holdings LLC	Delaware

88.	Keystone/CCS Partners LLC	Delaware

89.	Keystone Continuum, LLC	Tennessee

90.	Keystone Education and Youth Services, LLC	Tennessee

91.	Keystone Marion, LLC	Virginia

92.	Keystone Memphis, LLC	Tennessee

93.	Keystone Newport News, LLC	Virginia

94.	Keystone NPS LLC	California

95.	Keystone Richland Center LLC	Ohio

96.	Keystone WSNC, L.L.C.	North Carolina

97.	Kids Behavioral Health of Utah, Inc.	Utah

98.	Kingwood Pines Hospital, LLC	Texas

99.	KMI Acquisition, LLC	Delaware

100.	La Amistad Residential Treatment Center, LLC	Florida

101.	Lancaster Hospital Corporation	California

102.	Laurel Oaks Behavioral Health Center, Inc.	Delaware

103.	Lebanon Hospital Partners, LLC	Tennessee

104.	Liberty Point Behavioral Healthcare, LLC	Delaware

105.	Manatee Memorial Hospital, L.P.	Delaware

106.	Mayhill Behavioral Health, LLC	Texas

107.	McAllen Hospitals, L.P.	Delaware

108.	McAllen Medical Center, Inc.	Delaware

109.	Merion Building Management, Inc.	Delaware

110.	Meridell Achievement Center, Inc.	Texas

111.	Michigan Psychiatric Services, Inc.	Michigan

112.	Millwood Hospital, L.P.	Texas

113.	Milwaukee Behavioral Health, LLC	Wisconsin

114.	Neuro Institute of Austin, L.P.	Texas

115.	North Spring Behavioral Healthcare, Inc.	Tennessee

116.	Northern Indiana Partners, LLC	Tennessee

117.	Northwest Texas Healthcare System, Inc.	Texas

118.	Oak Plains Academy of Tennessee, Inc.	Tennessee

119.	Ocala Behavioral Health, LLC	Delaware

120.	Palm Point Behavioral Health, LLC	Florida

121.	Palmetto Behavioral Health Holdings, LLC	Delaware

122.	Palmetto Behavioral Health System, L.L.C.	South Carolina

123.	Palmetto Lowcountry Behavioral Health, L.L.C.	South Carolina

124.	Park Healthcare Company	Tennessee

125.	Pasteur Healthcare Properties, LLC	Delaware

	Entity Name	Jurisdiction of Formation
126.	Pendleton Methodist Hospital, L.L.C.	Delaware

127.	Pennsylvania Clinical Schools, Inc.	Pennsylvania

128.	Premier Behavioral Solutions, Inc.	Delaware

129.	Premier Behavioral Solutions of Florida, Inc.	Delaware

130.	PSJ Acquisition, LLC	North Dakota

131.	Psychiatric Realty, LLC	Delaware

132.	Psychiatric Solutions, Inc.	Delaware

133.	Psychiatric Solutions Hospitals, LLC	Delaware

134.	Psychiatric Solutions of Virginia, Inc.	Tennessee

135.	Ramsay Managed Care, LLC	Delaware

136.	Ramsay Youth Services of Georgia, Inc.	Delaware

137.	Ridge Outpatient Counseling, L.L.C.	Kentucky

138.	River Oaks, Inc.	Louisiana

139.	Riveredge Hospital Holdings, Inc.	Delaware

140.	Riverside Medical Clinic Patient Services, L.L.C.	California

141.	Rolling Hills Hospital, LLC	Tennessee

142.	RR Recovery, LLC	Delaware

143.	Salt Lake Behavioral Health, LLC	Delaware

144.	Salt Lake Psychiatric Realty, LLC	Delaware

145.	Samson Properties, LLC	Florida

146.	Schick Shadel of Florida, LLC	Florida

147.	Shadow Mountain Behavioral Health System, LLC	Delaware

148.	SHC-KPH, LP	Texas

149.	Southeastern Hospital Corporation	Tennessee

150.	SP Behavioral, LLC	Florida

151.	Sparks Family Hospital, Inc.	Nevada

152.	Springfield Hospital, Inc.	Delaware

153.	Stonington Behavioral Health, Inc.	Delaware

154.	Summit Oaks Hospital, Inc.	New Jersey

155.	Sunstone Behavioral Health, LLC	Tennessee

156.	TBD Acquisition, LLC	Delaware

157.	TBD Acquisition II, LLC	Delaware

158.	TBJ Behavioral Center, LLC	Delaware

159.	Temecula Valley Hospital, Inc.	California

160.	Temple Behavioral Healthcare Hospital, Inc.	Texas

161.	Tennessee Clinical Schools, LLC	Tennessee

162.	Texas Cypress Creek Hospital, L.P.	Texas

163.	Texas Hospital Holdings, Inc.	Delaware

164.	Texas Laurel Ridge Hospital, L.P.	Texas

165.	Texas Oaks Psychiatric Hospital, L.P.	Texas

166.	Texas San Marcos Treatment Center, L.P.	Texas

167.	Texas West Oaks Hospital, L.P.	Texas

168.	The Arbour, Inc.	Massachusetts

	Entity Name	Jurisdiction of Formation
169.	The Bridgeway, LLC	Arkansas

170.	The National Deaf Academy, LLC	Florida

171.	Three Rivers Behavioral Health, LLC	South Carolina

172.	Three Rivers Healthcare Group, LLC	South Carolina

173.	Toledo Holding Co., LLC	Delaware

174.	Turning Point Care Center, LLC	Georgia

175.	Two Rivers Psychiatric Hospital, Inc.	Delaware

176.	UBH of Oregon, LLC	Delaware

177.	UBH of Phoenix, LLC	Delaware

178.	UBH of Phoenix Realty, LLC	Delaware

179.	UHP LP	Delaware

180.	UHS Capitol Acquisition, LLC	Delaware

181.	UHS Children Services, Inc.	Delaware

182.	UHS East End Corporation	District of Columbia

183.	UHS East End Sub, LLC	District of Columbia

184.	UHS Funding, LLC	Delaware

185.	UHS Holding Company, Inc.	Nevada

186.	UHS Kentucky Holdings, L.L.C.	Delaware

187.	UHS Midwest Behavioral Health, LLC	Delaware

188.	UHS of Anchor, L.P.	Delaware

189.	UHS of Benton, LLC	Delaware

190.	UHS of Bowling Green, LLC	Delaware

191.	UHS of Centennial Peaks, L.L.C.	Delaware

192.	UHS of Cornerstone, Inc.	Delaware

193.	UHS of Cornerstone Holdings, Inc.	Delaware

194.	UHS of D.C., Inc.	Delaware

195.	UHS of Delaware, Inc.	Delaware

196.	UHS of Denver, Inc.	Delaware

197.	UHS of Dover, L.L.C.	Delaware

198.	UHS of Doylestown, L.L.C.	Delaware

199.	UHS of Fairmount, Inc.	Delaware

200.	UHS of Fuller, Inc.	Massachusetts

201.	UHS of Georgia, Inc.	Delaware

202.	UHS of Georgia Holdings, Inc.	Delaware

203.	UHS of Greenville, LLC	Delaware

204.	UHS of Hampton, Inc.	New Jersey

205.	UHS of Hartgrove, Inc.	Illinois

206.	UHS of Kansas City, LLC	Delaware

207.	UHS of Lakeside, LLC	Delaware

208.	UHS of Lancaster, LLC	Pennsylvania

209.	UHS of Laurel Heights, L.P.	Delaware

210.	UHS of Madera, Inc.	Delaware

211.	UHS of New Orleans, LLC	Louisiana

	Entity Name	Jurisdiction of Formation
212.	UHS of Oklahoma, LLC	Oklahoma

213.	UHS of Parkwood, Inc.	Delaware

214.	UHS of Peachford, L.P.	Delaware

215.	UHS of Pennsylvania, Inc.	Pennsylvania

216.	UHS of Phoenix, LLC	Delaware

217.	UHS of Provo Canyon, Inc.	Delaware

218.	UHS of Puerto Rico, Inc.	Delaware

219.	UHS of Ridge, LLC	Delaware

220.	UHS of River Parishes, Inc.	Louisiana

221.	UHS of Rockford, LLC	Delaware

222.	UHS of Salt Lake City, L.L.C	Delaware

223.	UHS of Savannah, L.L.C.	Delaware

224.	UHS of Spring Mountain, Inc.	Delaware

225.	UHS of Springwoods, L.L.C.	Delaware

226.	UHS of SummitRidge, L.L.C.	Delaware

227.	UHS of Texoma, Inc.	Delaware

228.	UHS of Timberlawn, Inc.	Texas

229.	UHS of Timpanogos, Inc.	Delaware

230.	UHS of Tucson, LLC	Delaware

231.	UHS of Westwood Pembroke, Inc.	Massachusetts

232.	UHS of Wyoming, Inc.	Delaware

233.	UHS Oklahoma City LLC	Oklahoma

234.	UHS Sahara, Inc.	Delaware

235.	UHS Sub III, LLC	Delaware

236.	UHS-Corona, Inc.	Delaware

237.	UHSL, L.L.C.	Nevada

238.	UHSD, L.L.C.	Nevada

239.	United HealthCare of Hardin, Inc.	Tennessee

240.	University Behavioral, LLC	Florida

241.	Universal Health Services of Palmdale, Inc.	Delaware

242.	Universal Health Services of Rancho Springs, Inc.	California

243.	University Behavioral Health of El Paso, LLC	Delaware

244.	Valle Vista, LLC	Delaware

245.	Valle Vista Hospital Partners, LLC	Tennessee

246.	Valley Health System LLC	Delaware

247.	Valley Hospital Medical Center, Inc.	Nevada

248.	Wekiva Springs Center, LLC	Delaware

249.	Wellington Regional Medical Center, LLC	Florida

250.	Wellstone Regional Hospital Acquisition, LLC	Indiana

251.	Willow Springs, LLC	Delaware

252.	Windmoor Healthcare Inc.	Florida

253.	Windmoor Healthcare of Pinellas Park, Inc.	Delaware

254.	Wisconsin Avenue Psychiatric Center, Inc.	Delaware

255.	Zeus Endeavors, LLC	Florida

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated August 11, 2026, substantially in the form of Annex B.

Annex B

Pricing Term Sheet

Filed pursuant to Rule 433

Registration Statement No. 333-282135

Pricing Supplement dated August 11, 2026

to Preliminary Prospectus Supplement dated August 10, 2026

UNIVERSAL HEALTH SERVICES, INC.

$600,000,000 5.500% Senior Secured Notes due 2031

$500,000,000 6.000% Senior Secured Notes due 2036

This Pricing Supplement is qualified in its entirety by reference to the preliminary prospectus supplement dated August 10, 2026 (the “Preliminary Prospectus Supplement”) supplementing the base prospectus dated September 16, 2024 (the “Base Prospectus”) included in registration statement (File No. 333-282135) filed with the Securities and Exchange Commission (the “SEC”). The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and updates and supersedes the information in the Preliminary Prospectus Supplement and the Base Prospectus to the extent inconsistent with the information therein. Terms used but not defined herein have the meanings assigned in the Preliminary Prospectus Supplement.

Issuer:	Universal Health Services, Inc.

Security Description:	5.500% Senior Secured Notes due 2031 (“2031 notes”) 6.000% Senior Secured Notes due 2036 (“2036 notes”)

Aggregate Principal Amount:	$600,000,000 of 2031 notes $500,000,000 of 2036 notes

Coupon:	5.500% for the 2031 notes 6.000% for the 2036 notes

Maturity:	September 1, 2031 for the 2031 notes September 1, 2036 for the 2036 notes

Public Offering Price:	99.937% of the principal amount for the 2031 notes 99.359% of the principal amount for the 2036 notes

Yield to Maturity:	5.514% for the 2031 notes 6.086% for the 2036 notes

Spread to Treasury:	+112.5 basis points for the 2031 notes +140 basis points for the 2036 notes

Benchmark Treasury:	4.375% UST due July 31, 2031 for the 2031 notes 4.375% UST due May 15, 2036 for the 2036 notes

Benchmark Treasury Yield:	4.389% for the 2031 notes 4.686% for the 2036 notes

Interest Payment Dates:	March 1 and September 1 of each year, beginning on March 1, 2027 for the 2031 notes March 1 and September 1 of each year, beginning on March 1, 2027 for the 2036 notes

Optional Redemption:

The 2031 notes may be redeemed, in whole or in part, at any time prior to August 1, 2031 (one month prior to the maturity date of the 2031 notes) (the “2031 Notes Par Call Date”) at the option of the Issuer, at a redemption price equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such notes matured on the 2031 Notes Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to, but excluding, the redemption date, and

(2) 100% of the principal amount of the 2031 notes to be redeemed, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after the 2031 Notes Par Call Date, the 2031 notes may be redeemed, in whole or in part, at any time and from time to time at the option of the Issuer, at a redemption price equal to 100% of the principal amount of such 2031 notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The 2036 notes may be redeemed, in whole or in part, at any time prior to June 1, 2036 (three months prior to the maturity date of the 2036 notes) (the “2036 Notes Par Call Date”) at the option of the Issuer, at a redemption price equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such notes matured on the 2036 Notes Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to, but excluding, the redemption date, and

(2) 100% of the principal amount of the 2036 notes to be redeemed, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after the 2036 Notes Par Call Date, the 2036 notes may be redeemed, in whole or in part, at any time and from time to time at the option of the Issuer, at a redemption price equal to 100% of the principal amount of such 2036 notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

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Change of Control Offer Following Downgrade from Investment Grade Ratings:	Upon certain change of control events, if the notes have ceased to have investment grade ratings (including as a result of entering into an agreement that would result in such a change of control), each holder may require the Issuer to repurchase at 101%, plus accrued and unpaid interest, if any, as described in the Preliminary Prospectus Supplement.

CUSIP:	2031 notes: 913903 BD1 2036 notes: 913903 BE9

ISIN:	2031 notes: US913903BD14 2036 notes: US913903BE96

Distribution:	SEC-Registered

Trade Date:	August 11, 2026

Settlement:

T+7 (August 20, 2026)

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is one business day before the closing off the offering will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who make such trades should consult their own advisors.

Denominations/Multiple:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	J.P. Morgan Securities LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities LLC, Goldman Sachs & Co. LLC, NatWest Markets Securities Inc., PNC Capital Markets LLC and TD Securities (USA) LLC

Senior Co-Managers:	Fifth Third Securities, Inc., KeyBanc Capital Markets Inc. and Mizuho Securities USA LLC

Expected Ratings*:	Moody’s: Baa3 S&P: BBB- Fitch: BBB-

Trustee:	U.S. Bank Trust Company, National Association

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement, including a base prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus and preliminary prospectus supplement if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, BofA Securities, Inc. toll-free at (800) 294-1322, Truist Securities, Inc. toll-free at (800) 685-4786, U.S. Bancorp Investments, Inc. toll-free at (877) 558-2607 and Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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Annex C

Form of Opinion of Norton Rose Fulbright US LLP

[omitted.]

Annex D

Form of Opinion of the General Counsel

[omitted.]

Annex E

Form of Local Counsel Opinion

[omitted.]

Exhibit A

Form of Chief Financial Officer Certificate

[omitted.]